EXHIBIT 10.1

                               SEVERANCE AGREEMENT
                               -------------------



     This Severance Agreement (this "Agreement") is made this 1st day of July, 1999, by and between James L. Hall (hereinafter "Hall") and American Bingo & Gaming Corp. (hereinafter "ABG").

     WHEREAS  Hall  is  a  member  of  the  Board  of  Directors  of  ABG;

     WHEREAS Hall and ABG have made a joint determination that, subject to certain terms of separation being agreed to between Hall and ABG, it may be in the best interest of Hall and ABG for Hall to resign from the Board of Directors; and

     NOW, THEREFORE, in consideration of the mutual promises contained herein and the terms set forth below, the parties agree as follows:

     1.   Resignation.  Hall hereby  resigns  from the Board of Directors of ABG
          -----------
          and from any and all other positions held with ABG and its subsidiaries (if any). Furthermore, Hall agrees that he will not seek or accept nomination or election to the Board of Directors of ABG or any of its subsidiaries for a period of two years from the date hereof.

     2.   Stock  Options.  Hall has been duly issued  options to purchase  6,000
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          shares  of ABG's  Common  Stock,  par value  $0.001  per  share,  (the
          "Options") pursuant to ABG's 1997 Stock Option Plan (the "Plan"). ABG hereby accelerates the vesting period for these Options such that all of the Options are immediately vested.

     3.   Confidentiality.  Hall hereby acknowledges, represents and agrees that
          ---------------
          he will  maintain  the  confidentiality  of all  information  obtained regarding ABG, including but not limited to its operations, management, financial matters, plans and other material data, and that he will not in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other business entity, in any manner whatsoever, any such confidential information concerning ABG. However, Hall may disclose any information required by law to be disclosed by Hall after Hall has notified ABG of such requirement and given ABG the opportunity to review the information to be disclosed.

     4.   Hall Global  Release.  ABG hereby releases Hall from any and all past,
          ---------------------
          present or future claims, demands, actions, causes of action, costs, judgments, expenses, attorney's fees, damages and all liabilities whatsoever at law or in equity, whether known or unknown, that ABG may have, claim to have, or have ever had, against Hall arising from any and all causes of action, whether intentional, wanton, reckless, malicious, negligent, grossly negligent, or inadvertent, in contract or in tort. In this regard, the parties to this Agreement intend for the release provided by this Agreement to cause, to the fullest extent permitted by law and at equity, the complete and final discharge and extinguishing of all claims and causes of action against Hall, whether known or unknown, involving the parties hereto, for all time up to and

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          including the date of this Agreement. ABG agrees to indemnify and hold
          Hall harmless from and against any and all costs, judgments, expenses, attorney's fees, damages or liabilities whatsoever relating to any and all claims that may be brought against Hall in connection with his position as a member of the Board of Directors of ABG to the fullest extent authorized by Delaware law as provided in paragraph 7 of the Certificate of Incorporation of ABG, as amended October 17, 1994.

     5.   ABG Release.  Hall hereby  releases ABG and its officers and directors
          ------------
          from any and all past, present or future claims, demands, actions, causes of action, costs, judgments, expenses, attorney's fees, damages and all liabilities whatsoever at law or in equity, whether known or unknown, that he may have, claim to have, or have ever had, against ABG and its officers and directors arising from any and all causes of action, whether intentional, wanton, reckless, malicious, negligent, grossly negligent, or inadvertent, in contract or in tort. In this regard, the parties to this Agreement intend for the release provided by this Agreement to cause, to the fullest extent permitted by law and at equity, the complete and final discharge and extinguishing of all claims and causes of action against ABG and its officers and directors, whether known or unknown, involving the parties hereto, for all time up to and including the date of this Agreement.

     6.   Governing Law. This  Agreement  shall be governed by and construed and
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          enforced in accordance with the laws of the State of South Carolina.

     7.   Severability. If any provision of this Agreement or any portion of any
          ------------
          provision of this Agreement is at any time deemed or declared void, voidable or unenforceable, then such provision or portion of such provision is severable from the remainder of this Agreement and the remainder of this Agreement shall be fully enforced.

     8.   Further  Assurances.  The  parties  shall  from time to time  promptly
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          execute and deliver such further instruments,  documents or papers and perform all acts necessary or proper to carry out and effect the terms and provisions of this Agreement.

     9.   Counterparts and Fax Signature Pages. It is understood and agreed that
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          this  Agreement  may be executed in duplicate  counterpart  originals, each of which shall be deemed an original for all purposes. Signatures need not be in original and a facsimile and/or copy bearing a copied or facsimile signature shall suffice as a binding signature for this Agreement.

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     10.  Supersedes  Prior  Agreements.  It is understood  and agreed that this
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          Agreement  contains  the entire  agreement  between  the  parties  and
          supersedes  any  and  all  prior   agreements  and   arrangements   or
          understandings between the parties relating to the subject matter hereof. No oral understanding, statements, promises or inducements contrary to the terms of this Agreement exist. This Agreement cannot be changed or terminated orally.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


WITNESSES:


     /s/  Doris  J.  Hall                    /s/  James  L.  Hall
     --------------------                    --------------------
                                                  James  L.  Hall


WITNESSES:                             AMERICAN  BINGO  &  GAMING  CORP.


     /s/  Daniel  J.  Fritze           By:        /s/  Daniel  W.  Deloney
     -----------------------                      ------------------------------
                                       Name:           Daniel  W.  Deloney
                                                  ------------------------------
                                       Title:     Vice  Chairman  of  the  Board
                                                  ------------------------------

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